Exhibit 99.1

Press Release

Las Vegas Sands Corp. Reports Fourth Quarter and Full
Year 2009 Results

Consolidated Fourth Quarter Adjusted Property EBITDAR Increases 25.5% to Record $306.2 Million on Record Net Revenue of $1.28 Billion

Macau Adjusted Property EBITDAR Reaches Quarterly Record of $251.5 Million

The Venetian Macao Delivers Quarterly Records in Adjusted Property EBITDAR of $174.7 Million and Adjusted Property EBITDAR Margin of 30.6%

Las Vegas, NV (February 17, 2010)—Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended December 31, 2009.

Company-Wide Operating Results

Net revenue for the fourth quarter of 2009 was $1.28 billion, an increase of 17.5% compared to $1.09 billion in the fourth quarter of 2008. Consolidated adjusted property EBITDAR in the fourth quarter of 2009 increased 25.5% to $306.2 million, compared to $244.0 million in the year-ago quarter.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the fourth quarter of 2009 was $43.9 million, compared to an operating loss of $34.4 million in the fourth quarter of 2008, an increase of $78.3 million. The increase in operating income was principally due to stronger gaming volumes and the continued realization of cost savings and efficiency initiatives across our properties, which contributed to stronger margins overall and a record operating performance in Macau. The record results in Macau were partially offset by lower operating results in Las Vegas.

Adjusted net income (see Note 1) increased $38.7 million to $20.9 million, or $0.03 per diluted share, compared to adjusted net loss of $17.8 million in the fourth quarter of 2008, or a loss of $0.04 per diluted share.

On a GAAP basis, net loss attributable to common stockholders in the fourth quarter of 2009 was $113.9 million, compared to net loss of $136.5 million in the fourth quarter of 2008. Diluted loss per share was $0.17 compared to a diluted loss of $0.27 in the prior year quarter. The decrease in net loss attributable to common stockholders of $22.6 million reflects an increase in operating income and a decrease in interest expense, partially offset by a loss on the early retirement of debt, a smaller income tax benefit, and increases in preferred stock dividends and accretion of preferred stock.

Full year 2009 net revenue increased 3.9% to $4.56 billion, compared to $4.39 billion in 2008. Adjusted net income was $48.2 million in 2009, an increase of 7.6% compared to $44.8 million in 2008. On a GAAP basis, net loss attributable to common stockholders was $540.1 million in 2009, compared to a net loss of $188.8 million in 2008. The increase in GAAP net loss attributable to common stockholders of $351.3 million was principally driven by increases in non-cash impairment losses, losses on early retirement of debt, preferred stock dividends and accretion of preferred stock, partially offset by increased revenue and decreased interest expense.

Fourth Quarter and Full Year Overview

Sheldon G. Adelson, chairman and CEO, stated, “I am pleased to report that we delivered record revenues and EBITDAR during the fourth quarter of 2009, led by our properties in Macau, which achieved a record $251.5 million in EBITDAR. That performance was driven by healthy gaming volumes in combination with the continued realization of cost savings from the efficiency initiatives we implemented throughout the year. The performance in Macau provides strong momentum as we resume construction activities on our latest integrated resort development in Macau. That 13.3 million square foot development, which is located directly across the Cotai Strip from The Venetian Macao and Four Seasons Hotel Macao, will feature 6,400 hotel rooms from the Shangri-La, Traders, Sheraton, Sheraton Towers and St. Regis brands.

“While our current quarter’s results in Las Vegas reflect lower room and food and beverage revenues, principally because of less group business in Las Vegas, our gaming volumes have stabilized, and the execution of our cost savings programs has positioned us to deliver improved operating margins and cash flows as the economy and our group business recover. We believe 2010 will reflect a recovery in the group business in Las Vegas, as recent booking trends reflect increases compared to 2009.

“In Singapore, we are rapidly approaching the opening of Marina Bay Sands, the first phase of which will open in late April. We have ramped up pre-opening activities for each of the major operational areas of the property and look forward to introducing our convention-based integrated resort business model to Singapore about 10 weeks from today.

“Finally, we made steady progress during the year on our de-leveraging strategy. The completion of the listing of Sands China Ltd. on the Hong Kong Stock Exchange significantly strengthened our balance sheet, which now includes nearly $5.0 billion of cash and cash equivalents.”

The Venetian Macao Fourth Quarter Operating Results

The Venetian Macao delivered a quarterly record of $174.7 million in adjusted property EBITDAR for the fourth quarter of 2009. Gaming volumes at The Venetian Macao were strong during the quarter, with year-over-year increases in each segment of the casino. Slot handle increased 15.2% compared to the quarter one year ago, while Non-Rolling table drop at The Venetian Macao continued to lead the market at $904.6 million for the quarter. Rolling Volume play increased 18.0% during the quarter to $10.0 billion, with the direct play portion increasing to approximately 16.8% of that total.

The following table summarizes our key operating results for The Venetian Macao for the fourth quarter of 2009 compared to the fourth quarter of 2008:

	Three Months Ended
The Venetian Macao Operations	December 31,
(In millions, except for percentages and basis points)	2009	2008	$ Change	% Change
Revenues:
Casino	$485.5	$379.1	$106.4	28.1%
Rooms	48.8	55.3	(6.5)	-11.8%
Food and Beverage	15.7	18.3	(2.6)	-14.2%
Retail and Other	46.2	44.6	1.6	3.6%
Less - Promotional Allowances	(26.1)	(25.9)	(0.2)	-0.8%
Net Revenues	$570.1	$471.4	$98.7	20.9%

Adjusted Property EBITDAR	$174.7	$112.8	$61.9	54.9%
EBITDAR Margin %	30.6%	23.9%		6.7 pts

Operating Income	$119.7	$61.3	$58.4	95.3%

Gaming Statistics
(In millions, except for percentages and basis points)

Rolling Chip Volume	$10,048.7	$8,515.3	$1,533.4	18.0%
Rolling Chip Win %(1)	3.00%	2.82%		0.18 pts

Non-Rolling Chip Table Games Drop	$904.6	$867.8	$36.8	4.2%
Non-Rolling Chip Table Games Win %(2)	24.6%	20.1%		4.5 pts

Slot Handle	$659.1	$572.1	$87.0	15.2%
Slot Hold %(3)	7.1%	7.7%		-0.6 pts

Hotel Statistics

Occupancy %	92.3%	90.2%		2.1 pts
Average Daily Rate (ADR)	$204	$236	$(32)	-13.6%
Revenue per Available Room (RevPAR)	$188	$213	$(25)	-11.7%

(1)This compares to our expected Rolling Chip win percentage of 3.0% (calculated before discounts and commissions).

(2)This compares to our expected Non-Rolling Chip win percentage of 18% to 20% (calculated before discounts).

(3)This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Sands Macao Fourth Quarter Operating Results

Sands Macao’s fourth quarter operating performance reflected solid gaming volumes with adjusted property EBITDAR increasing to $56.4 million in the quarter, an increase of 7.8% compared to the fourth quarter of 2008. EBITDAR margin decreased to 19.8% in the quarter, compared to 21.2% in the year-ago quarter. The quarter’s results reflected an increase in reserves for slower paying customers of $12.4 million during the fourth quarter of 2009, compared to the fourth quarter of 2008. Sands Macao gaming volumes remain healthy across the board, including slot handle which was up 39.6% compared to the same quarter last year, and continue to reflect the strong market positioning of the Sands Macao on the Macau peninsula.

The following table summarizes our key operating results for the Sands Macao for the fourth quarter of 2009 compared to the fourth quarter of 2008:

	Three Months Ended
Sands Macao Operations	December 31,
(In millions, except for percentages and basis points)	2009	2008	$ Change	% Change

Revenues:
Casino	$278.8	$243.0	$35.8	14.7%
Rooms	6.9	6.8	0.1	1.5%
Food and Beverage	9.3	10.3	(1.0)	-9.7%
Retail and Other	1.3	1.1	0.2	18.2%
Less - Promotional Allowances	(11.4)	(14.0)	2.6	18.6%
Net Revenues	$284.9	$247.2	$37.7	15.3%

Adjusted Property EBITDAR	$56.4	$52.3	$4.1	7.8%
EBITDAR Margin %	19.8%	21.2%		-1.4 pts

Operating Income	$43.9	$38.7	$5.2	13.4%

Gaming Statistics
(In millions, except for percentages and basis points)

Rolling Chip Volume	$6,595.8	$6,136.1	$459.7	7.5%
Rolling Chip Win %(1)	3.11%	2.88%		0.23 pts

Non-Rolling Chip Table Games Drop	$578.6	$593.3	$(14.7)	-2.5%
Non-Rolling Chip Table Games Win %(2)	20.8%	17.9%		2.9 pts

Slot Handle	$352.1	$252.3	$99.8	39.6%
Slot Hold %(3)	6.4%	7.4%		-1.0 pts

Hotel Statistics

Occupancy %	98.3%	98.1%		0.2 pts
Average Daily Rate (ADR)	$264	$265	$(1)	-0.4%
Revenue per Available Room (RevPAR)	$259	$260	$(1)	-0.4%

(1)This compares to our expected Rolling Chip win percentage of 3.0% (calculated before discounts and commissions).

(2)This compares to our expected Non-Rolling Chip win percentage of 18% to 20% (calculated before discounts).

(3)This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Four Seasons Hotel Macao and Plaza Casino Fourth Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino delivered $20.4 million of adjusted property EBITDAR for the fourth quarter, an increase of $15.8 million, or 343%, compared to $4.6 million during the prior year quarter. Net revenue for the property was $97.8 million during the fourth quarter, with casino revenues representing $77.4 million of that total. The property’s performance benefited from the first full quarter of its Paiza mansion suite offerings, which drove healthy Rolling Chip volume of $3.75 billion during the quarter. Rolling Chip win percentage for the quarter was 2.12%, below our expected Rolling Chip win percentage of 3.0%. Approximately 29% of that Rolling Chip play was generated in our higher-margin direct rolling program. The mass gaming business at the Four Seasons Hotel Macao and Plaza Casino continued to grow during the quarter with $79.7 million in slot handle, an increase of $49.4 million, or 163.0%, over last year’s quarter, while Non-Rolling Chip table games drop was $85.2 million. Hotel occupancy reached nearly 70%, up from approximately 32% in the same quarter last year.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the fourth quarter of 2009 compared to the fourth quarter of 2008:

Four Seasons Hotel Macao and Plaza Casino Operations	Three Months Ended
	December 31,
(In millions, except for percentages and basis points)	2009	2008	$ Change	% Change

Revenues:
Casino	$77.4	$30.2	$47.2	156.3%
Rooms	6.9	3.1	3.8	122.6%
Food and Beverage	4.7	3.0	1.7	56.7%
Retail and Other	15.5	8.1	7.4	91.4%
Less - Promotional Allowances	(6.7)	(2.2)	(4.5)	-204.5%
Net Revenues	$97.8	$42.2	$55.6	131.8%

Adjusted Property EBITDAR	$20.4	$4.6	$15.8	343.5%
EBITDAR Margin %	20.9%	10.9%		10.0 pts

Operating Income (Loss)	$2.9	$(10.7)	$13.6	127.1%

Gaming Statistics
(In millions, except for percentages and basis points)

Rolling Chip Volume	$3,750.6	$464.9	$3,285.7	706.8%
Rolling Chip Win %(1)	2.12%	3.07%		-0.95 pts

Non-Rolling Chip Table Games Drop	$85.2	$83.1	$2.1	2.5%
Non-Rolling Chip Table Games Win %(2)	22.2%	21.6%		0.6 pts

Slot Handle	$79.7	$30.3	$49.4	163.0%
Slot Hold %(3)	6.4%	5.4%		1.0 pts

Hotel Statistics

Occupancy %	69.6%	32.1%		37.5 pts
Average Daily Rate (ADR)	$298	$332	$(34)	-10.2%
Revenue per Available Room (RevPAR)	$208	$107	$101	94.4%

(1)This compares to our expected Rolling Chip win percentage of 3.0% (calculated before discounts and commissions).

(2)This compares to our expected Non-Rolling Chip win percentage of 18% to 20% (calculated before discounts).

(3)This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Las Vegas Fourth Quarter Operating Results

The Venetian Las Vegas and The Palazzo had a disappointing quarter, primarily due to decreases in room and food and beverage revenues. Table gaming volumes were flat, while slot handle decreased. Adjusted property EBITDAR was $56.9 million for the quarter. Table games hold was 17.1%, compared to our expected hold of 20% to 22%, negatively impacting our operating performance. Lower group meeting and convention business also negatively impacted the operating results this quarter.

Despite low table games hold and reduced room revenues, we saw demand for future group rooms continue to improve. We expect to realize significantly more group room nights in 2010 than the approximately 470,000 we realized in 2009.

The following table summarizes our key operating results for our Las Vegas operations for the fourth quarter of 2009 compared to the fourth quarter of 2008:

	Three Months Ended
Las Vegas Operations	December 31,
(In millions, except for percentages and basis points)	2009	2008	$ Change	% Change

Revenues:
Casino	$125.3	$134.9	$(9.6)	-7.1%
Rooms	103.2	126.7	(23.5)	-18.5%
Food and Beverage	44.5	65.2	(20.7)	-31.7%
Retail and Other	32.3	44.1	(11.8)	-26.8%
Less - Promotional Allowances	(41.6)	(43.8)	2.2	5.0%
Net Revenues	$263.7	$327.1	$(63.4)	-19.4%

Adjusted Property EBITDAR	$56.9	$89.6	$(32.7)	-36.5%
EBITDAR Margin %	21.6%	27.4%		-5.8 pts

Operating Income (Loss)	$(15.7)	$14.6	$(30.3)	-207.5%

Gaming Statistics
(In millions, except for percentages and basis points)

Table Games Drop	$508.8	$504.4	$4.4	0.9%
Table Games Win %(1)	17.1%	19.9%		-2.8 pts

Slot Handle	$658.6	$957.2	$(298.6)	-31.2%
Slot Hold %(2)	7.8%	5.4%		2.4 pts

Hotel Statistics

The Venetian Las Vegas:
Occupancy %	77.7%	91.9%		-14.2 pts
Average Daily Rate	$193	$203	$(10)	-4.9%
Revenue per Available Room	$150	$186	$(36)	-19.4%

The Palazzo:
Occupancy %	84.6%	96.0%		-11.4 pts
Average Daily Rate (ADR)	$204	$217	$(13)	-6.0%
Revenue per Available Room (RevPAR)	$172	$208	$(36)	-17.3%

(1)This compares to our expected table games win percentage of 20% to 22% (calculated before discounts).

(2)This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Sands Bethlehem Fourth Quarter Operating Results

Net revenues for Sands Bethlehem in Bethlehem, Pennsylvania were $57.5 million and adjusted property EBITDAR was $6.4 million for the fourth quarter. Slot handle at the property continued to grow as the property matures, and reached $847.6 million for the quarter, compared to $813.3 million in the third quarter of 2009, an increase of 4.2%. Slot hold percentage was 6.3% during the quarter.

Recently enacted legislation introducing table games into the Pennsylvania market, as well as additional marketing programs, which are currently being implemented, will benefit the property in the future. The company will submit its application for table games at Sands Bethlehem to the Pennsylvania Gaming Control Board very shortly and expects to introduce approximately 80 table games to the property in the third quarter.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDAR was negative $8.6 million, which was mainly from losses generated by our CotaiJet ferry service in the quarter.

Pre-opening expenses, related principally to Marina Bay Sands in Singapore and Sites 5 & 6 on the Cotai Strip, decreased to $42.1 million in the fourth quarter of 2009, compared to $56.9 million in the fourth quarter of 2008.

Depreciation and amortization expense was $154.5 million in the fourth quarter of 2009, compared to $142.2 million in the fourth quarter of 2008. The increase was principally driven by increased depreciation related to the openings of the Four Seasons Hotel Macao and Plaza Casino and Sands Bethlehem.

The company recorded a non-cash impairment loss of $18.3 million during the quarter primarily related to real estate used for marketing activities in Asia.

Interest expense, net of amounts capitalized, was $97.4 million for the fourth quarter of 2009, compared to $128.1 million during the fourth quarter of 2008. Our average borrowing cost in the fourth quarter of 2009 was 4.0%, compared to 6.1% in the fourth quarter of 2008. Capitalized interest was $20.3 million during the fourth quarter of 2009, compared to $30.6 million during the fourth quarter of 2008.

Corporate expense was $26.8 million in the fourth quarter of 2009, compared to $21.8 million in the fourth quarter of 2008. The increase in corporate expense was principally driven by increases in incentive compensation.

Other expense was $3.4 million in the fourth quarter of 2009, compared to other income of $7.9 million in the fourth quarter of 2008. The other expense relates principally to foreign exchange losses and decreases in the value of interest rate caps in the quarter.

Loss on modification of debt was $23.0 million during the quarter, compared to $5.1 million during the 2008 quarter. The 2009 loss reflected the modification of the Venetian Macau Credit Facility as well as the write-off of fees associated with the issuance of exchangeable bonds, which were exchanged for Sands China Ltd. shares during the quarter.

The company’s effective tax rate for the fourth quarter reflects the recording of a tax benefit recognized as a result of the recently enacted Worker, Homeownership and Business Assistance Act of 2009.

The company attributed losses to non-controlling interests during the fourth quarter of $6.6 million, which was principally related to minority interests in Sands Bethlehem and Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of December 31, 2009, were $4.96 billion, while restricted cash balances were $118.6 million. Of the restricted cash balances, $17.2 million is restricted for Macau-related construction, interest and principal payments under our Venetian Macau Credit Facility and $88.3 million is restricted for construction of Marina Bay Sands in Singapore.

As of December 31, 2009, total debt outstanding, including the current portion, was $11.03 billion. Scheduled principal payments required in 2010 and 2011 total $173.3 million and $1.35 billion, respectively.

Capital Expenditures

Capital expenditures during the fourth quarter totaled $553.8 million, including construction and development activities of $419.8 million at Marina Bay Sands, $85.7 million in Macau, $35.1 million at Sands Bethlehem, and $13.2 million in Las Vegas.

###

Conference Call Information

The company will hold a conference call to discuss the company's results on Wednesday, February 17, 2010 at1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Interested parties can listen to the conference call through a webcast available on the Company’s website at www.lasvegassands.com (click on Investor Relations).

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our Macau gaming subconcession, infrastructure in Macau and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income (loss) excludes pre-opening expense, development expense, impairment loss, loss on disposal of assets, loss on modification or early retirement of debt, legal settlement expense, preferred stock dividends, accretion to redemption value of preferred stock issued to the Principal Stockholder’s family, and United States deferred tax valuation allowance.

About Las Vegas Sands Corp.

Las Vegas Sands Corp. (NYSE: LVS) is the leading global developer of integrated resorts - destination properties which feature premium accommodations, world-class gaming and entertainment, convention and exhibition facilities, celebrity chef restaurants, and many other amenities.

The Venetian and The Palazzo, both Five-Star luxury resorts on the Las Vegas Strip, are among the company’s properties in the United States. Marina Bay Sands, the company’s iconic project currently under development in Singapore, will open in the second quarter of 2010.

Through its majority-owned subsidiary Sands China Ltd, the company also owns a portfolio of properties in Macau, including The Venetian Macao, Four Seasons Hotel Macao and the Four Seasons-branded serviced-apartments on the Cotai Strip™, as well as the Sands Macao Hotel on the Macau peninsula.

The Cotai Strip is a master-planned development of destination resort properties where the company is currently constructing a 6,400-room complex which will feature the Shangri-La, Traders, Sheraton, and St. Regis hotel brands and is scheduled to open in 2011.

For more information, please visit www.lasvegassands.com

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221
Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Fourth Quarter 2009 Results
Non-GAAP Reconciliations

Within the company’s fourth quarter 2009 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “adjusted earnings per diluted share,” “adjusted EBITDA,” and “adjusted property EBITDAR.” Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K. The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted EBITDA consists of operating income (loss) before depreciation and amortization, impairment loss, gain or loss on disposal of assets, pre-opening expense, development expense, and stock-based compensation. Adjusted property EBITDAR consists of operating income (loss) before depreciation and amortization, impairment loss, gain or loss on disposal of assets, pre-opening expense, development expense, stock-based compensation, corporate expense, and rental expense. Reconciliations of GAAP operating income (loss) and GAAP net income (loss) attributable to Las Vegas Sands Corp. to adjusted EBITDA and adjusted property EBITDAR are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Casino	$1,020,565	$787,126	$3,524,798	$3,192,099
Rooms	165,753	191,957	657,783	767,129
Food and beverage	78,847	96,747	327,699	369,062
Retail and other	114,188	116,045	419,164	406,836
	1,379,353	1,191,875	4,929,444	4,735,126
Less - promotional allowances	(95,154)	(98,500)	(366,339)	(345,180)
	1,284,199	1,093,375	4,563,105	4,389,946

Operating expenses:
Resort operations	986,228	859,423	3,506,874	3,361,146
Rental expense	7,402	7,967	29,899	33,540
Corporate expense	26,848	21,826	132,098	104,355
Pre-opening expense	42,112	56,852	157,731	162,322
Development expense	189	1,285	533	12,789
Depreciation and amortization	154,482	142,233	586,041	506,986
Impairment loss	18,293	37,568	169,468	37,568
Loss on disposal of assets	4,701	600	9,201	7,577
	1,240,255	1,127,754	4,591,845	4,226,283

Operating income (loss)	43,944	(34,379)	(28,740)	163,663

Interest income	1,282	7,973	11,122	19,786
Interest expense, net of amounts capitalized	(97,367)	(128,116)	(321,870)	(421,825)
Other income (expense)	(3,357)	7,868	(9,891)	19,492
Loss on modification or early retirement of debt	(23,044)	(5,119)	(23,248)	(9,141)

Loss before income taxes	(78,542)	(151,773)	(372,627)	(228,025)

Income tax benefit	4,525	40,167	3,884	59,700

Net loss	(74,017)	(111,606)	(368,743)	(168,325)

Net loss attributable to noncontrolling interests	6,590	286	14,264	4,767

Net loss attributable to Las Vegas Sands Corp.	(67,427)	(111,320)	(354,479)	(163,558)

Preferred stock dividends	(23,350)	(13,638)	(93,026)	(13,638)

Accretion to redemption value of preferred stock issued to Principal Stockholder's family	(23,137)	(11,568)	(92,545)	(11,568)

Net loss attributable to common stockholders	$(113,914)	$(136,526)	$(540,050)	$(188,764)

Basic and diluted loss per share	$(0.17)	$(0.27)	$(0.82)	$(0.48)

Basic and diluted weighted average shares outstanding	660,247,807	501,692,862	656,836,950	392,131,375

Las Vegas Sands Corp. and Subsidiaries

Non-GAAP Measure

(In thousands)

(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted EBITDA and Adjusted Property EBITDAR

Three Months Ended December 31, 2009

	Operating Income (Loss)	Depreciation and Amortization	Impairment and Loss on Disposal of Assets	Pre-Opening Expense	Development Expense	(1) Stock-Based Compensation	Adjusted EBITDA	Corporate Expense	Rental Expense	Adjusted Property EBITDAR
The Venetian Macao	$119,675	$50,291	$941	$-	$-	$1,738	$172,645	$-	$2,053	$174,698
Sands Macao	43,899	10,724	483	-	-	943	56,049	-	354	56,403
Four Seasons Hotel Macao and Plaza Casino	2,941	16,528	6	86	-	227	19,788	-	656	20,444
Macau Property Operations	166,515	77,543	1,430	86	-	2,908	248,482	-	3,063	251,545
Las Vegas Operating Properties	(15,744)	61,629	6,558	-	-	4,385	56,828	-	42	56,870
Sands Bethlehem	(2,075)	7,396	-	446	-	639	6,406	-	-	6,406
United States Property Operations	(17,819)	69,025	6,558	446	-	5,024	63,234	-	42	63,276
Other Asia (2)	(28,277)	3,952	15,006	406	(5)	297	(8,621)	-	-	(8,621)
Other Development	(46,636)	971	-	41,174	194	-	(4,297)	-	4,297	-
Corporate	(29,839)	2,991	-	-	-	-	(26,848)	26,848	-	-
	$43,944	$154,482	$22,994	$42,112	$189	$8,229	$271,950	$26,848	$7,402	$306,200

Three Months Ended December 31, 2008

	Operating Income (Loss)	Depreciation and Amortization	Impairment and Loss on Disposal of Assets	Pre-Opening Expense	Development Expense	(1) Stock-Based Compensation	Adjusted EBITDA	Corporate Expense	Rental Expense	Adjusted Property EBITDAR
The Venetian Macao	$61,344	$47,639	$135	$(654)	$-	$2,287	$110,751	$-	$2,047	$112,798
Sands Macao	38,731	12,009	223	-	-	943	51,906	-	384	52,290
Four Seasons Hotel Macao and Plaza Casino	(10,704)	11,471	59	2,977	-	148	3,951	-	653	4,604
Macau Property Operations	89,371	71,119	417	2,323	-	3,378	166,608	-	3,084	169,692
Las Vegas Operating Properties	14,640	64,797	3,100	34	-	5,733	88,304	-	1,338	89,642
Other Asia (2)	(40,807)	3,167	21,359	(29)	39	892	(15,379)	-	-	(15,379)
Other Development	(59,843)	528	-	54,524	1,246	-	(3,545)	-	3,545	-
Corporate	(37,740)	2,622	13,292	-	-	-	(21,826)	21,826	-	-
	$(34,379)	$142,233	$38,168	$56,852	$1,285	$10,003	$214,162	$21,826	$7,967	$243,955

Year Ended December 31, 2009

	Operating Income (Loss)	Depreciation and Amortization	Impairment and Loss on Disposal of Assets	Pre-Opening Expense	Development Expense	(1) Stock-Based Compensation	Adjusted EBITDA	Corporate Expense	Rental Expense	Adjusted Property EBITDAR
The Venetian Macao	$334,908	$202,265	$5,388	$(105)	$-	$5,877	$548,333	$-	$8,214	$556,547
Sands Macao	193,530	46,786	576	-	-	2,617	243,509	-	1,416	244,925
Four Seasons Hotel Macao and Plaza Casino	(18,868)	54,045	71	2,094	-	563	37,905	-	2,622	40,527
Macau Property Operations	509,570	303,096	6,035	1,989	-	9,057	829,747	-	12,252	841,999
Las Vegas Operating Properties	(156,657)	236,892	157,626	(55)	-	18,463	256,269	-	2,937	259,206
Sands Bethlehem	(595)	16,394	-	184	-	1,583	17,566	-	-	17,566
United States Property Operations	(157,252)	253,286	157,626	129	-	20,046	273,835	-	2,937	276,772
Other Asia (2)	(64,337)	14,131	15,008	1,761	-	827	(32,610)	-	-	(32,610)
Other Development	(173,254)	4,159	-	153,852	533	-	(14,710)	-	14,710	-
Corporate	(143,467)	11,369	-	-	-	-	(132,098)	132,098	-	-
	$(28,740)	$586,041	$178,669	$157,731	$533	$29,930	$924,164	$132,098	$29,899	$1,086,161

Year Ended December 31, 2008

	Operating Income (Loss)	Depreciation and Amortization	Impairment and Loss on Disposal of Assets	Pre-Opening Expense	Development Expense	(1) Stock-Based Compensation	Adjusted EBITDA	Corporate Expense	Rental Expense	Adjusted Property EBITDAR
The Venetian Macao	$283,449	$190,212	$176	$8,911	$-	$8,093	$490,841	$-	$8,184	$499,025
Sands Macao	156,978	51,127	1,382	128	-	3,519	213,134	-	1,439	214,573
Four Seasons Hotel Macao and Plaza Casino	(14,882)	15,033	59	6,241	-	284	6,735	-	832	7,567
Macau Property Operations	425,545	256,372	1,617	15,280	-	11,896	710,710	-	10,455	721,165
Las Vegas Operating Properties	120,246	228,785	9,015	7,129	-	20,035	385,210	-	6,929	392,139
Other Asia (2)	(87,299)	9,096	21,221	3,225	1,184	3,108	(49,465)	-	-	(49,465)
Other Development	(167,330)	2,881	-	136,688	11,605	-	(16,156)	-	16,156	-
Corporate	(127,499)	9,852	13,292	-	-	-	(104,355)	104,355	-	-
	$163,663	$506,986	$45,145	$162,322	$12,789	$35,039	$925,944	$104,355	$33,540	$1,063,839

(1) During the three months ended December 31, 2009 and 2008, the Company recorded stock-based compensation expense of $12.6 million and $14.7 million, respectively, of which $2.8 million and $3.8 million, respectively, is included in corporate expense and $1.6 million and $0.9 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations. During the years ended December 31, 2009 and 2008, the Company recorded stock-based compensation expense of $45.5 million and $53.9 million, respectively, of which $9.7 million and $14.6 million, respectively, is included in corporate expense and $5.9 million and $4.3 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2) Primarily includes the results of the CotaiJet ferry operations.

Las Vegas Sands Corp. and Subsidiaries

Non-GAAP Measure

(In thousands)

(Unaudited)

The following is a reconciliation of Net Loss Attributable to Las Vegas Sands Corp. to Adjusted EBITDA and Adjusted Property EBITDAR:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net loss attributable to Las Vegas Sands Corp.	$(67,427)	$(111,320)	$(354,479)	$(163,558)
Add (deduct) :
Net loss attributable to noncontrolling interests	(6,590)	(286)	(14,264)	(4,767)
Income tax benefit	(4,525)	(40,167)	(3,884)	(59,700)
Loss on modification or early retirement of debt	23,044	5,119	23,248	9,141
Other (income) expense	3,357	(7,868)	9,891	(19,492)
Interest expense, net of amounts capitalized	97,367	128,116	321,870	421,825
Interest income	(1,282)	(7,973)	(11,122)	(19,786)
Loss on disposal of assets	4,701	600	9,201	7,577
Impairment loss	18,293	37,568	169,468	37,568
Depreciation and amortization	154,482	142,233	586,041	506,986
Development expense	189	1,285	533	12,789
Pre-opening expense	42,112	56,852	157,731	162,322
Stock-based compensation (1)	8,229	10,003	29,930	35,039

Adjusted EBITDA	271,950	214,162	924,164	925,944

Add :
Corporate expense	26,848	21,826	132,098	104,355
Rental expense	7,402	7,967	29,899	33,540
Adjusted Property EBITDAR	$306,200	$243,955	$1,086,161	$1,063,839

(1) See prior page

_______________________

Las Vegas Sands Corp. and Subsidiaries

Supplemental Data - Net Revenues

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

The Venetian Macao	$570,129	$471,373	$1,990,574	$1,943,196
Sands Macao	284,864	247,157	1,024,268	1,032,100
Four Seasons Hotel Macao and Plaza Casino	97,824	42,233	260,567	62,536
Las Vegas Operating Properties	263,718	327,090	1,100,319	1,335,032
Sands Bethlehem	57,493	-	153,198	-
Other Asia	10,171	5,522	34,179	17,082
	$1,284,199	$1,093,375	$4,563,105	$4,389,946

_______________________

Las Vegas Sands Corp. and Subsidiaries

Supplemental Data - Adjusted Property EBITDAR as a Percentage of Net Revenues

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

The Venetian Macao	30.6%	23.9%	28.0%	25.7%
Sands Macao	19.8%	21.2%	23.9%	20.8%
Four Seasons Hotel Macao and Plaza Casino	20.9%	10.9%	15.6%	12.1%
Las Vegas Operating Properties	21.6%	27.4%	23.6%	29.4%
Sands Bethlehem	11.1%	N/A	11.5%	N/A
Other Asia	-84.8%	-278.5%	-95.4%	-289.6%

Total	23.8%	22.3%	23.8%	24.2%

_______________________

Las Vegas Sands Corp. and Subsidiaries

Non-GAAP Measure - Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Share

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Net loss attributable to common stockholders	$(113,914)	$(136,526)	$(540,050)	$(188,764)

Pre-opening expense, net	42,112	55,475	157,731	153,230
Development expense, net	189	885	533	9,022
Impairment loss, net	18,293	31,893	169,468	31,893
Loss on disposal of assets, net	4,701	537	9,201	5,444
Loss on modification or early retirement of debt	23,044	5,119	23,248	9,141
Legal settlement expense	-	-	42,500	-
Preferred stock dividends	23,350	13,638	93,026	13,638
Accretion to redemption value of preferred stock issued to Principal Stockholder's family	23,137	11,176	92,545	11,176
Adjusted net income (loss)	$20,912	$(17,803)	$48,202	$44,780

Per diluted share of common stock:
Net loss attributable to common stockholders	$(0.15)	$(0.27)	$(0.74)	$(0.48)

Pre-opening expense, net	0.06	0.11	0.22	0.39
Development expense, net	-	-	-	0.02
Impairment loss, net	0.02	0.07	0.23	0.08
Loss on disposal of assets, net	0.01	-	0.01	0.01
Loss on modification or early retirement of debt	0.03	0.01	0.03	0.02
Legal settlement expense	-	-	0.06	-
Preferred stock dividends	0.03	0.02	0.13	0.04
Accretion to redemption value of preferred stock issued to Principal Stockholder's family	0.03	0.02	0.13	0.03
Adjusted earnings (loss) per diluted share	$0.03	$(0.04)	$0.07	$0.11

Weighted average diluted shares outstanding	762,199,201	501,692,862	727,616,670	393,832,433

Las Vegas Sands Corp. and Subsidiaries

Supplemental Data Schedule

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Room Statistics:
The Venetian Macao:
Occupancy %	92.3%	90.2%	83.6%	85.3%
Average daily room rate (ADR) (1)	$204	$236	$205	$226
Revenue per available room (RevPAR) (2)	$188	$213	$171	$193

Sands Macao:
Occupancy %	98.3%	98.1%	97.7%	98.4%
Average daily room rate (ADR) (1)	$264	$265	$260	$266
Revenue per available room (RevPAR) (2)	$259	$260	$254	$261

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	69.6%	32.1%	52.3%	32.0%
Average daily room rate (ADR) (1)	$298	$332	$295	$344
Revenue per available room (RevPAR) (2)	$208	$107	$154	$110

The Venetian Las Vegas:
Occupancy %	77.7%	91.9%	86.1%	91.4%
Average daily room rate (ADR) (1)	$193	$203	$190	$232
Revenue per available room (RevPAR) (2)	$150	$186	$163	$212

The Palazzo:
Occupancy %	84.6%	96.0%	89.1%	91.1%
Average daily room rate (ADR) (1)	$204	$217	$202	$233
Revenue per available room (RevPAR) (2)	$172	$208	$180	$212

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$9,565	$6,776	$8,434	$6,694
Slot machine win per unit per day (4)	$237	$219	$223	$182
Average number of table games	595	666	601	734
Average number of slot machines	2,155	2,175	2,154	2,325

Sands Macao:
Table games win per unit per day (3)	$8,575	$6,160	$7,415	$5,637
Slot machine win per unit per day (4)	$211	$173	$201	$176
Average number of table games	412	500	417	563
Average number of slot machines	1,166	1,183	1,130	1,254

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$9,096	$3,482	$6,132	$3,932
Slot machine win per unit per day (4)	$331	$91	$191	$85
Average number of table games	118	101	110	99
Average number of slot machines	167	195	203	199

The Venetian Las Vegas:
Table games win per unit per day (3)	$3,078	$4,569	$3,164	$4,239
Slot machine win per unit per day (4)	$206	$198	$209	$202
Average number of table games	115	125	118	129
Average number of slot machines	1,495	1,531	1,474	1,631

The Palazzo:
Table games win per unit per day (3)	$4,705	$4,015	$3,530	$3,516
Slot machine win per unit per day (4)	$182	$185	$174	$173
Average number of table games	126	129	132	128
Average number of slot machines	1,389	1,372	1,403	1,388

Sands Bethlehem:
Slot machine win per unit per day (4)	$199	N/A	$214	N/A
Average number of slot machines	2,923	N/A	2,959	N/A

_______________________

(1)	ADR is calculated by dividing total room revenue by total rooms occupied.

(2)	RevPAR is calculated by dividing total room revenue by total rooms available.

(3)	Table games win per unit per day is shown before discounts and commissions.

(4)	Slot machine win per unit per day is shown before deducting cost for slot points.